                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 16, 2005


                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)


            NEVADA                       000-33389               65-1071956
            ------                       ---------               ----------
 (State or other jurisdiction           (Commission            (IRS Employer
       of incorporation)                File Number)         Identification No.)


                   6015 31ST STREET EAST, BRADENTON, FL 34203
                   ------------------------------------------
                    (Address of principal executive offices)


        Registrant's Telephone Number, Including Area Code: 941-753-2875
                                                            ------------

ITEM 8.01 OTHER EVENTS.

(a)  Agreement with Aliant Financial Services
     ----------------------------------------

On September 16, 2005, the Company entered into an exclusive agreement with Aliant Financial Services, Inc. ("Aliant") which appoints the Company as exclusive provider of stored value/ debit card retail merchant prospects and Aliant as the exclusive provider of all credit card and bankcard transaction processing to the Company's nationwide network approved retail merchant customers that chose Aliant as their provider of equipment services. A copy of this Agreement is attached hereto as Exhibit 8.1.1.

(b)  Delays in Merrick Bank Performance
     ----------------------------------

One of the Company's primary issuing banks under agreement for new retail programs is Merrick Bank. Merrick Bank has recently notified the Company that it will not be prepared to issue debit cards as planned this quarter and the Company anticipates the possibility that it will also not be prepared next quarter. The failure by Merrick Bank to implement and launch card programs may result in a delay or loss of revenue to the Company this quarter and possibly next quarter. The Company estimates that the loss of revenue from the delays in the issuance of new card programs by Merrick Bank could result in a 25% to 30% decrease in anticipated revenues for this quarter. Merrick Bank recommends at this point that the Company continue to pursue other bank partners and that whatever contractual obligations Merrick Bank determines it has with the Company it will fulfill at a later date. The Company is actively seeking additional banks to work with on new programs but is doubtful that it will be able to deploy these new programs until the first calendar quarter of 2006.

(c)  Press Releases
     --------------

On September 16, 2005, the Company issued a press release announcing that certain agreement with Aliant described above. A copy of this press release is attached hereto as Exhibit 8.1.2.

ITEM 9.01 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.


SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.


/s/ Clifford Wildes
---------------------------------
By: Clifford Wildes
CEO, Treasurer and Director
Dated: September 27, 2005


                                  EXHIBIT INDEX

EXHIBIT NUMBER                      DESCRIPTION OF EXHIBIT

   8.1.1.           Agreement with Aliant Financial Services
   8.1.2.           Press Release issued on September 12, 2005



                                       2